UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2009

Silver Butte Company

(Exact name of registrant as specified in its charter)

Nevada	001-05970	82-0263301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Cedar Street, Sandpoint, ID	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-5154

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  5.02 Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2009 John T. (Terry) McConnaughey resigned as the President and Chief Executive Officer of Silver Butte Company. Mr. McConnaughey also resigned as a director of the Company to be effective as of  October 28, 2009. Mr. McConnaughey became a member of the board of directors of Silver Butte Company in 1996, and elected was President of the Company in March 2001.

On July 28, 2009 the Board of directors of Silver Butte Company appointed Terrence J. Dunne as the President, Chief Executive Officer and a Director of the Company effective immediately. Since 1997 Mr. Dunne has operated as a business consultant through his company Terrence J. Dunne & Associates.  Mr. Dunne is graduated with a Bachelor of Business degree, a Master’s of Business and a Master’s in Taxation all from Gonzaga University.  Mr. Dunne served as the chief financial officer (4/06 - 12/07) and as a director (1/06 - 12/07) of Daybreak Oil & Gas, Inc.; as corporate secretary (2006 - 01/08) and as a director (2006 - present) of Gold Crest Mines, Inc.; as president ( 2006 - 2007) director (director 2006 -present) of Rock Energy Resources, Inc (formerly Hanover Gold Company); and as a director of Superior Silver Mines, Inc. since June 2006. At the present time Mr. Dunne will receive no compensation for his service as an officer or director of the Company.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

SILVER BUTTE COMPANY

Date: July 30, 2009

By: /s/ Terrence J. Dunne

Terrence J. Dunne, President